Sysco Corporation

                               Master Distribution

                                    Agreement

                                       For

                          Creative Host Services, Inc.

TABLE  OF  CONTENTS
-------------------

1.     Appointment  of  Distributor

2.     Customer  Service  Provided  by  SYSCO
     2.1     Account  Executive
     2.2     Item  List

3.     Delivery  Service  Provided  by  SYSCO

4.     Information  Services  Provided  by  SYSCO
     4.1     Usage  Reports
     4.2     Direct  Order  Entry
     4.3     Supporting  Software
     4.4     Third  Party  Providers

5.     Pricing
     5.1     Definition  of  Cost
     5.2     Merchandising  Services
     5.3     Sell  Price
     5.4     Customer  Contract  Pricing
     5.5     Substitutions
     5.6     Section  Deleted
     5.7     Adjustment  in  Margins  for  Unanticipated  Problems

6.     Supplier  Agreements  -  Administration  and  Handling
     6.1     Supplier  Agreements
     6.2     Equivalent  SYSCO  Branded  Product
     6.3     Effectiveness  of  Additional  Supplier  Agreements
     6.4     Administrative  Maintenance  of  Supplier  Agreements
     6.5     Specifically  Inventoried  Proprietary  Product  -  Effectivens  of
Pricing
          Changes

7.     Price  Verification

8.     Proprietary  and  Special  Order  Products
     8.1     Definition  of  Special  Order  Products
     8.2     Definition  of  Proprietary  Products
     8.3     Stocking  of  Proprietary  Products
     8.4     Proprietary  Product  and  Special  Order  Products  Requirements
     8.5 Customer Responsibility for Proprietary Products and Special Order Products

9.     Credit
     9.1     Net  Terms
     9.2     Set  Off
     9.3     Service  Charge;  Collection  Fees
     9.4     Applications
     9.5     Financial  Information
9.6     Delivery  Stoppage

10.     Term

11.          Termination

12.          Arbitration  and  Waiver  of  Jury  Trial  Right
     12.1     Arbitration
     12.2     Waiver  of  Jury  Trial  Right

13.          Perishable  Agricultural  Commodities

14.     Miscellaneous
     14.1     Assignment
     14.2     Entire  Agreement
     14.3     Amendements
     14.4     Notices
     14.5     Donations

                          MASTER DISTRIBUTION AGREEMENT

     Master Distribution Agreement (this "Agreement"), dated January 3, 2000, between SYSCO CORPORATION for itself and on behalf of those of its operating subsidiaries and/or divisions listed in Schedule 1 (collectively, "SYSCO") and Creative Host Services, Inc. and each entity that owns or operates any of the establishments listed as Customer Locations on Schedule 1 (collectively, "Customer'').

                                   BACKGROUND
                                   ----------

A. SYSCO performs regional and national marketing, freight management, consolidated warehousing, quality assurance and performance-based product marketing for suppliers of products to the foodservice distribution industry;

B. SYSCO performs purchasing, marketing, warehousing, quality assurance, product research and development, transportation and distribution services for foodservice customers directly and through its operating subsidiaries and divisions (collectively, "Operating Companies" and individually, "Operating Company"); and

C. Customer owns, operates, is a franchiser of, and/or acts as a group purchasing organization for the establishments listed in Schedule 1 (the "Customer Locations")-

D. Customer desires to contract with SYSCO as its primary distributor for foodservice products (i.e., supplying 80% or more of such products) to all of its participating Customer Locations and SYSCO desires to perform these services.

In consideration of the mutual obligations set forth below, the parties agree as follows:

1.     APPOINTMENT  OF  DISTRIBUTOR
       ----------------------------

Customer appoints SYSCO to serve as its primary distributor to the Customer Locations of foodservice products within the product categories described in
Schedule 2 ("Products"). By appointing SYSCO its "primary distributor" Customer agrees that each participating Customer Location will purchase not less than 80% of the dollar volume of such Customer Location's purchase requirements of Products in each Product category.

Products will include SYSCO brand, national brand and other products stocked by SYSCO. SYSCO brand products include all products under trademarks or tradenames owned by SYSCO as well as products under trademarks available exclusively to SYSCO in foodservice distribution channels.

2.     CUSTOMER  SERVICE  PROVIDED  BY  SYSCO
       --------------------------------------

     2.1     Account  Executive- SYSCO will assign an account executive and/or a
             ------------------
customer service representative to service Customer's account. The account executive and/or customer service representative will maintain contact with Customer Locations, on a mutually agreed basis, to review service requirements.

     2.2     Item  List  -  SYSCO,  with  assistance from Customer, will prepare
             ----------
order guides to be used by the Customer when placing orders which will be provided on a monthly basis for items priced monthly and on a weekly basis for items priced weekly. SYSCO will provide order guides in hard copy format or electronically if the Customer utilizes a SYSCO direct order entry system, at Customer's option.

3.     DELIVERY  SERVICE  PROVIDED  BY  SYSCO
       --------------------------------------

Each Operating Company will establish a delivery schedule for each Customer Location within its market area taking into consideration Customer needs and preferences and will use reasonable, good faith efforts to make on-time deliveries.

4.     INFORMATION  SERVICES  PROVIDED  BY  SYSCO
       ------------------------------------------

     4.1     Usage  Reports- SYSCO can provide Customer usage data selected from
             --------------
SYSCO's standard report or flat file options. Standard data is made available either on hard copy or electronically. The electronic options include EDI ANSI X.12, bulletin board, tape or diskette. Should it become necessary to develop customized reports in lieu of or in addition to the standard SYSCO reports, SYSCO will use reasonable efforts to provide such reports. Customer agrees to pay for any additional costs incurred by SYSCO for the development of any customized reports.

     4.2     Direct  Order  Entry-  If  Customer desires electronic order entry,
             --------------------
SYSCO will provide either Customer Companion software or an Internet order entry application utilizing a browser. Either option will enable the Customer Locations to directly place orders electronically with the servicing Operating Company. Any participating Customer Locations must provide, at their own cost, compatible hardware, Internet and network connections in order to utilize the above software or browser application.

     4.3     Supporting  Software-  SYSCO  has  available  supporting  software
             --------------------
modules that interface with the eSYSCO Order Entry System. This supporting software offers menu planning and inventory management system and can be purchased through SYSCO for a nominal fee.

                                      -2--

     4.4     Third  Party  Providers- Upon the Customer's written request, SYSCO
             -----------------------
will provide to an agent representing a Customer for the purpose of information analysis, order placement or processing, or supplier rebate application (a "Third Party Provider") purchasing information that is normally made available to the Customer, subject to the below listed conditions: The information will only be made available in, one of SYSCO's standard electronic formats or utilizing EDI ANSI X.12 standards. All information sent by SYSCO to an authorized Third Party Provider is for the sole use of the Customer. Selling, utilizing, or disclosing such information to, anyone other than the Customer is prohibited. Prior to providing any such information to any such Third Party Provider, SYSCO requires a Confidentially Agreement be in place with both the Customer and the Third Party Provider prior to transmission of data to a third party. In the event SYSCO incurs additional costs as a result of Third Party Provider requirements, such costs will be charged to either the Customer or the Third Party Provider.

5.     PRICING
       -------

     5.1     Definition  of  Cost-  The  price to Customer for all Products sold
             --------------------
under this Agreement (the "Sell Price") will be calculated on the basis of Cost. Except for contract pricing noted in 5.4, "Cost" is defined as the cost of the Product as shown on the invoice to the delivering Operating Company, plus applicable freight. The invoice used to determine Cost will be the invoice issued to the delivering Operating Company by the supplier or by the Merchandising Services Department of SYSCO Corporation. Cost is not reduced by cash discounts for prompt payment available to SYSCO or the Operating Companies.

     Applicable freight, in those cases where the invoice cost to the delivering Operating Company is not a delivered cost, means a reasonable freight charge to transport a Product from the Supplier (as defined below) to the Operating Company. Freight charges may include common or contract carrier charges imposed by the Product Supplier or a carrier, or charges billed by Alfmark, SYSCO's freight management service. Applicable freight for any Product will not exceed the rate charged by nationally recognized carriers operating between the same points, for the same quantity of product, and the same type of freight service.

     5.2     Merchandising  Services-  SYSCO  performs  value-added services for
             -----------------------
suppliers of SYSCO brand and other products (a "Supplier") over and above procurement activities typically provided. These value-added services include regional and national marketing, freight management, consolidated warehousing, distribution, quality assurance and performance-based product marketing. SYSCO may recover the costs of providing these services and may also be compensated for these services and considers this compensation to be earned income. Receipt of such cost recovery or earned income does not reduce Cost and does not diminish SYSCO's commitment to provide competitive prices to its customers.

                                      -3--

5.3     Sell  Price
        -----------

     (a)     Calculation  of  Sell  Price-  The  Sell Price of each Product sold
             ----------------------------
under this Agreement will equal the Cost of such Product divided by 100% minus the percentage margin on sell specified in Schedule 2 for such Product category, less promotional allowances reflected on invoices to the delivering Operating Company which will be passed along as a temporary reduction in the Sell Price for the term of the promotion.

     For Example, a Product with a Cost of $25.00 per case, a margin on sell of 10% and a promotional allowance on the face of the invoice of $.50 per case will have a Sell Price calculated as follows:

Calculate  base  price  from  margins         $25.00     =    S25.00  =   $27.78
                                          ----------        --------
                                         (100  10-10%)          90%

Less  promotional  allowance
shown  the  invoice                                                        (.50)
                                                                           -----
     Sell  Price                                                          $27.28
                                                                          ------

     (b) Duration of Sell Price - Costs for all Products are recalculated with the following frequencies:

     1) Time of sale pricing - price sensitive products with volatile fluctuations in, pricing (i.e. produce and fresh seafood);

     2) Weekly pricing - commodity products which reflect declines and advances in Cost on a regular basis, as determined by SYSCO (i.e, most protein products)-will be in effect for seven consecutive days;

3) Monthly pricing - fairly stable pricing for extended periods (i.e. most canned products) - will be in effect on the first calendar day of the month through the last calendar day of the month.

Variances can occur to the Customer's invoiced price due to starting and ending dates of Supplier Agreements, as detailed its Section 6 hereof (and the timing of when "Cost" is determined).

SYSCO reserves the right to adjust monthly or weekly pricing in the event of major (more than 10%) changes in Cost of any Product.

                                      -4--

     (c)     Time of Sell Price Calculation -The following schedule wall be used
             --------------------------------
to  determine  when  the  sell  price  is  calculated;

     1)     Time  of  Sale  Pricing  -  day  of  invoicing;

     2)     Weekly  pricing  -  Thursday  p.m.  of  the  prior  week;

     3)     Monthly  Pricing  -  25th  of  previous  month.

     (d)     Effective  Date  of  Sell  Price  -  Weekly  pricing  will be for 7
             --------------------------------
consecutive days to be determined by the Operating Company. Monthly pricing will be in effect on the 1st day of the calendar month through the last day of the calendar month.

     5.4      Customer  Contract  Pricing-- In the event the Customer negotiates
              ---------------------------
contract pricing directly with a Supplier, such contract cost with such Supplier will be used to calculate the Customer's Sell Price, regardless of SYSCO's Cost.

     5.5     Substitutions  - Should a substitution be necessary, the delivering
             -------------
Operating Company will ship a comparable product at a Sell Price calculated using the same methodology and margin percentage as on the original Product ordered.

     5.7     Adjustment  in  Margins  for Unanticipated ProblemsIf the operating
             ---------------------------------------------------
costs of SYSCO or any particular Operating Company are increased as a direct result of a significant regional or national economic problem, including but not limited to fuel cost increases and power shortages, SYSCO may, with written notice to the Customer, add a surcharge to the Customer's invoice to compensate for such increased costs.

6.     SUPPLIER  AGREEMENTS  -  ADMINISTRATION  AND  HANDLING
       ------------------------------------------------------

     6.1 Customer will provide SYSCO with written evidence of the existence of any contractual agreements it has with any Supplier for the purchase of Products ("Supplier Agreements"), utilizing the SYSCO Supplier Detail Form (Schedule 3). Supplier Agreements include agreements for which the Supplier and Customer have agreed on off-invoice allowances for Customer ("Supplier Off-Invoice Allowances") or the guaranteed cost Supplier will charge distributor for Product to be resold to Customer ("Supplier Guaranteed Distributor Cost"). SYSCO will use the Supplier Guaranteed Distributor Cost (of which it has been notified appropriately) as the Cost of such Product when calculating its Sell Price, notwithstanding that the Cost of such Product to SYSCO otherwise varies. SYSCO will provide for a Supplier Off-Invoice Allowance for a Product by deducting such allowance value after the Sell Price of such Product is calculated in accordance with Section 5.3.

     6.2     Equivalent  SYSCO  Branded  Product.  In  the  event Supplier is an
             -----------------------------------
authorized supplier of SYSCO branded Product which is the equivalent of any Products covered by a Supplier. Agreement (the "Equivalent SYSCO Product"), SYSCO may provide such Equivalent SYSCO Product to Customer under the terms of such Supplier Agreement provided that (i) Customer has approved SYSCO branded Product for purchase, (ii) Supplier agrees that such Supplier Agreement terms can be applied to the equivalent SYSCO branded Product; and (iii) such equivalent SYSCO branded Product is stocked by an Operating Company servicing any Customer Location.

     6.3     Effectiveness  of  Additional Supplier Agreements. For any Supplier
             -------------------------------------------------
Agreements which are either (i) not listed on Schedule 3 or (ii) the terms of which change from what is listed on Schedule 3 ("New Supplier Agreements"), SYSCO must be notified in writing by the tenth (10th) day of any month for the pricing or allowances under such New Supplier Agreements to be effective as of the first day of the following month. (For example: Written notification of a New Supplier Agreement received on January 20th will not become effective until March 1st.) Furthermore, in the event any documentation regarding the specifics of any New Supplier Agreement is incomplete, while SYSCO will make every reasonable effort to secure such necessary documentation to implement the terms and provisions of such New Supplier Agreement, if such additional documentation is not received by the tenth of any month, the effectiveness of the pricing and allowance terms thereof shall be delayed until the first day of the second month following receipt of such documentation.

     6.4     Administrative-Maintenance  of Supplier Agreements. Customer agrees
             --------------------------------------------------
that SYSCO is not responsible for inaccuracies, errors or omissions made by Supplier in connection with the billing of the pricing and allowances under the Supplier Agreements and that Customer's sole and exclusive remedy for any such inaccuracies, errors or omissions shall be directly with Supplier. (For example:
If the terms and provisions of a New Supplier Agreement are received by January 20th with direction to be effective as of February 1st, the effective dates of such pricing allowances will be March 1st and Customer will look only to Supplier to resolve any issues with respect to such pricing and/or allowances not being effective as of February 1st) If pricing error is found to be due to the cause of SYSCO failing to implement or maintain pricing, when Creative Host has followed guidelines, then SYSCO shall issue credit within 10 business days after being notified of error.

     6.5     Specifically  Inventoried  Proprietary  Product  - Effectiveness of
             -------------------------------------------------------------------
Pricing Changes. For Proprietary Products which are specifically inventoried for
   ------------
Customer pursuant to the terms of a Supplier Agreement, Customer agrees that any changes in the Supplier Guaranteed Distributor Cost will not be effective until such time as SYSCO revalues its inventory of such Proprietary Product in accordance with its normal and customary inventory valuation procedures, unless Supplier allows SYSCO to bill back Supplier for such pricing and allowance modifications on its existing inventory at the time of such changes, in which event the pricing to Customer shall change upon the effective date of the New Supplier Agreement.

7.     PRICE  VERIFICATION
       -------------------

     Customer will be allowed two (2) annual price verification at each delivering Operating Company for purchases made under this Agreement. The price verification will consist of reviewing computer reports documenting SYSCO's calculation of the Customer's invoice price and verification of the participating SYSCO Operating Company's delivered Cost. If requested, applicable Supplier invoices and accompanying freight invoices will also be made available. Price verification adjustments, if applicable, will be made utilizing the net of undercharges and overcharges to the Customer. The price verification process is subject to the following:

     a. Customer must request a price verification in writing at least twenty (20) business days prior to the suggested date of the price verification. This request must identify the fifteen (15) items to be price verified and the period covered;
     b. The date and time of price verification must be to the mutual agreement of both parties;
     c. The price verification will be made at the delivering Operating Company's location;
     d. Support for the price verification may not be removed from the delivering Operating Company location;
     e. The period for which pricing is to be verified will not begin more than three (3) months prior to the date of the price verification, and will cover only one pricing period-.

     Due to the extensive time and complexity associated with price verification, SYSCO will not permit computer generated price matching or electronic audits by or on behalf of Customers or any Third Party Provider to be used in lieu of the above price verification procedure.

8.     PROPRIETARY  AND  SPECIAL  ORDER  PRODUCTS
       ------------------------------------------

     8.1     Definition  of  Special  Order Products- Special Order Products axe
             ---------------------------------------
defined as products not inventoried by the SYSCO Operating Company whereby the Customer requests the Operating Company to purchase said products on the Customer's behalf.

     8.2     Definition  of  Proprietary  Products-  Proprietary  Products  are
             -------------------------------------
defined as products bearing the customers name or logo or products with a unique formulation which are restricted for sale to one Customer, or national branded products that would otherwise not be inventoried except for the requirements of the Customer. Products that are produced for SYSCO under the Sysco Brand will be considered Proprietary Products when the Customer designates the product must be procured from specific suppliers.

Due to the highly perishable nature of fresh produce, SYSCO will not honor proprietary status on any fresh produce item.

     8.3     Stocking  of Proprietary Products- Customer agrees that SYSCO shall
             ---------------------------------
only be required to stock no more than 8 Proprietary Products. If SYSCO agrees to inventory any Proprietary Product for the Customer, in excess of the stated amount, each additional Proprietary Product will carry a 5% increase in margin.

Schedule 4 lists the permitted Proprietary Products under this Agreement, and may not be changed without a written agreement signed by both parties hereto.

8.4     Proprietary  Product  and  Special  Order  Products  Requirements  -
        -----------------------------------------------------------------
Proprietary  Products  and          Special Order Products for the Customer must
        --
meet  the  following  requirements:

     a) Suppliers of Proprietary Products and Special Order Products must provide SYSCO with SYSCO's required indemnity agreement and insurance coverage;

     b) Proprietary Products and Special Order Products must have a valid UPC number assigned and a scanable UPC bar code on each sellable unit;

     c) No Operating Company will have an obligation to carry a Proprietary Product if all Customer Location's purchasing from such Operating Company purchase less than 10 cases per week of that Product and the sales volume of such Proprietary Product in such Operating Company results in less than twelve turns of the inventory of such Product in any twelve month period;

     d) SYSCO utilizes several third party warehouses throughout the nation for the purpose of efficiently redistributing products ("Redistribution Warehouses"). Any Products placed into the Redistribution Warehouses must be inventoried on a consigned basis by either the Supplier or the Customer.

8.5     Customer  Responsibility  for  Proprietary  Products  and  Special Order
        ------------------------------------------------------------------------
Products
     ---

     a)     Hold Harmless - In the event any supplier of Proprietary Products or
            -------------
Special Order Products does not provide SYSCO's required indemnity, Customer will defend, indemnify and hold harmless SYSCO and its employees, officers and directors from all actions, claims and proceedings, and any judgments, damages and expenses resulting therefrom, brought by any person or entity for injury, illness and/or death or for damage to property in either case arising out of the delivery, sale, resale, use or consumption of any such Proprietary Product or Special Order Product, except to the extent such claims are caused by the negligence of SYSCO, its agents or employees.

     b)     Minimal Movement Requirements- In the event SYSCO, at the request of
            -----------------------------
the Customer, inventories Proprietary Products or Special Order Products (including without limitation, Products featured by Customer for a limited time period) at either any Operating Companies or at any Redistribution Warehouse, and there is no Product movement within 30 days of delivery to such location, Customer agrees to cause such Products to be repurchased and if desired, take possession of all such Product within 14 days following written notification from SYSCO. Products repurchased will be at SYSCO's Cost plus a reasonable transfer and warehouse handling charge not to exceed 50% of the Products Cost.

     C)     FOOD  SAFETY AND GROUND BEEF- FOOD SAFETY IS OF PARAMOUNT IMPORTANCE
            ----------------------------
TO SYSCO, CUSTOMER AND THE ULTIMATE CONSUMER. TO THAT END, SYSCO HAS DEVELOPED A SET OF STRINGENT STANDARDS FOR THE PRODUCTION AND PACKAGING OF GROUND BEEF (THE "SYSCO GROUND BEEF SAFETY STANDARDS"). IN ORDER TO ADEQUATELY PROTECT SYSCO AND CUSTOMER FROM POTENTIAL FOOD SAFETY ISSUES RELATING TO THE PRODUCTION AND PACKAGING OF GROUND BEEF AND THE ULTIMATE CONSUMER, SYSCO SHALL NOT BE OBLIGATED TO UTILIZE ANY SUPPLIER OF GROUND BEEF WHICH DOES NOT MEET THE SYSCO GROUND BEEF SAFETY STANDARDS, A COPY OF WHICH HAS BEEN PREVIOUSLY PROVIDED TO CUSTOMER, WHETHER OR NOT THE GROUND BEEF SUPPLIED BY SUCH SUPPLIER HAS BEEN DESIGNATED BY CUSTOMER AS A PROPRIETARY PRODUCT OR SPECIAL ORDER PRODUCT.

     d)     Termination-  In  the  event  of  termination  or expiration of this
            -----------
Agreement, Customer will purchase, or cause a third party to purchase, all remaining Proprietary Products and Special Order Products in SYSCO's inventory at SYSCO's Cost plus a reasonable transfer and warehouse handling charge not to exceed 10% of the Cost of such Proprietary Products or Special Order Products. In such an event, Customer will purchase or cause to be purchased all perishable Proprietary Products and Special Order Products within seven (7) days of the termination of this Agreement and all frozen and dry Proprietary Products and Special Order Products within fifteen (15) days of the termination of this Agreement, and Customer hereby guarantees payment for such Product purchased by a designated third party.

9.     CREDIT

     9.1     Net  Terms  -  Payment  is  due within 21 days from the date of the invoice.
     *  Refer  to  Feb.  5  2001  Letter  of  Debbie  Martin  /s/
SYSCO reserves the right to modify payment terms for Customer or any company or entity which purchases Products under this Agreement as a franchisee or member of a group purchasing organization, in SYSCO's sole judgement, if any such entity's financial condition materially deteriorates or SYSCO becomes aware of circumstances that may materially and adversely impact such entity's ability to meet its financial obligations when due.

     Franchisee Customers which are franchisees or members of group purchasing organizations will normally be offered the standard credit terms offered hereunder. However, at the sole discretion of the servicing SYSCO Operating Company and based on the credit worthiness of the individual Customer Location (or the entity which owns or operates such Customer Location), terms other than that stated in this Agreement may be applied.

     9.2     Set  Off  - SYSCO's rights of set off and recoupment are recognized
             --------
by  Customer  and  preserved  in  all  respects.

     9.3     Service Charge; Collection Fees- If invoices are not paid when due,
             -------------------------------
a service charge will be assessed to Customer, up to the maximum amount permitted by law. Unpaid invoice balances and service charges due to SYSCO will be deducted from any credits due to Customer. Customer shall pay all costs and expenses (including reasonable attorney's fees) SYSCO incurs in enforcing its rights under this Agreement including, without limitation, its right to payment for Product sold to Customer.

     9.4     Applications-  Customer (and each Customer franchisee and member of
             ------------
Customer's group purchasing organization) will complete, execute and deliver a new account form to SYSCO before this Agreement becomes binding upon SYSCO.

     9.5     Financial  Information- The continuing creditworthiness of Customer
             ----------------------
is of central importance to SYSCO. In order to enable SYSCO to monitor Customer's financial condition and if requested by SYSCO, Customer will supply quarterly and annual financial statements to SYSCO consisting of an income statement, balance sheet and statement of cash flow. SYSCO may request such further financial information from Customer from time to time, sufficient, in SYSCO's judgment, to enable SYSCO to accurately assess Customer's financial condition.

     9.6     Delivery  Stoppage- In the event Customer, or any company or entity
             ------------------
which purchases Products under this Agreement as a Customer franchisee or a member of Customer's group purchasing organization, fails to make payment when due, SYSCO or any participating Operating Company to which such payment is due may immediately cease shipment of any Products to Customer or other participating entity until the outstanding receivable balance is fully within terms.

10.     TERM     *  Refer  to  Letter  Dated  Feb.  5, 2001 of Debbie Martin /s/
        ----

The term of this Agreement will begin on February 1, 2001, and will end on January 31, 2005 at 5:00 p.m. Houston time.

                                      -10--

11.     TERMINATION
        -----------

     This Agreement may be terminated prior to its ending date for the following:

     (a) By either party for failure of the other party to comply with any material provision of this Agreement within sixty (60) days of such party's receipt of written notice describing said failure;

     (b) By SYSCO immediately upon written notice to Customer if Customer's financial position deteriorates materially, determined by SYSCO in its sole judgment; or SYSCO becomes aware of any circumstances that, in SYSCO's sole judgement, materially impacts Customer's ability to meet its financial obligation when due;

     (c) By SYSCO with respect to Any Customer franchisee or a member of Customer's group purchasing organization, immediately upon written notice to such entity if its financial position deteriorates materially, determined by SYSCO in its sole judgment; or SYSCO becomes aware of any circumstances that, in SYSCO's sole judgment, materially impacts such entity's ability to meet its financial obligations when due;

     (d) By SYSCO, if Customer (or any Customer franchisee or member of Customer's group purchasing organization) fails to meet its stated operational representations set out in Schedule 5. The margin schedule submitted is based on the Customer's operational representations concerning its service needs as stated in Schedule 2 including, but not limited to its anticipated purchase volumes, drop sizes, Product mix, location of Customer Locations, number of deliveries, information services/technology requirements, and number of Proprietary Products and Special Order Products as well as Customer's compliance with the payment and other obligations specified in this Agreement. If SYSCO determines at any time or times after ninety (90) days from the date of this Agreement that Customer (or any Customer franchisee or member of Customer's group purchasing organization) requires service which varies materially from the levels contemplated in Customer's representations made to SYSCO in negotiating this Agreement, SYSCO reserves the right to request an increase on the margin specified. SYSCO shall give written notice to Customer (or any Customer franchisee or member of Customer's group purchasing organization) of the proposed increase in the margin. If the parties are unable to agree on such an increase within 30 days after the date of the notice of such increase and Customer's (or any Customer franchisee or member of Customer's group purchasing organization) service requirements, and/or contract compliance continues to vary from that contemplated or required by this Agreement, SYSCO may terminate this Agreement on thirty (30) days written notice to Customer (or any Customer franchisee or member of Customer's group purchasing organization).

                                      -11--

Upon, termination, Customer (or any Customer franchisee or member of Customer's group purchasing organization) agrees to fully comply with all of its obligations under this Agreement, including, without limitation to pay all invoices at the earlier of 1) the time they are due or 2) two weeks from the date of the last shipment to a Customer Location.

12.     ARBITRATION  AND  WAIVER  OF  JURY  TRIAL  RIGHT
        ------------------------------------------------

     12.1     Arbitration  - All actions, disputes, claims or controversy of any
              -----------
kind now existing or hereafter arising between the parties to this Agreement, including, but not limited to any action, dispute, claim or controversy arising out of this Agreement or the delivery by SYSCO of any Products to Customer (a "Dispute") shall be resolved by binding arbitration in Houston, in accordance with the Commercial Arbitration Rules of the American Arbitration Association and, to the maximum extent applicable, the Federal Arbitration Act. Arbitrations shall be conducted before one arbitrator mutually agreeable to Customer and SYSCO. If the parties cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then each party will select an arbitrator and the two arbitrators will select upon a third. Judgment of any award rendered by an arbitrator may be entered in any court having jurisdiction. All fees of the arbitrator and other costs and expenses of the arbitration shall be paid by SYSCO and Customer equally unless otherwise awarded by the arbitrator; provided, however, that the non-prevailing party in an arbitration shall pay all reasonable attorneys' fees and expenses incurred by the prevailing party in connection with the Dispute and the arbitration.

     12.2     Waiver  of  Jury  Trial  Right-  Customer affirmatively waives its
              ------------------------------
right to jury trial with respect to any disputes, claims or controversies of any kind whatsoever; Customer having submitted to arbitration any of such disputes, claims or controversies as set out above.

13.     PERISHABLE  AGRICULTURAL  COMMODITIES
        -------------------------------------

This Agreement may cover sales of "perishable agricultural commodities" as those terms are defined by federal law. Generally, all fresh and frozen fruits and vegetables which have not been processed beyond cutting, combining, and/or steam blanching are considered perishable agricultural commodities as are oil blanched french fried potato products. All perishable agricultural commodities sold under this Agreement are sold subject to the statutory trust authorized by Section 5(c) of the Perishable Agricultural Commodities Act, 1930 (7 U.S.C. 499e(c)). The seller of these commodities retains a trust claim over these commodities and all inventories of food or other products derived from these commodities until full payment is received.

                                      -12--

14.     MISCELLANEOUS
        -------------

          14.1     Assignment-  Neither  party may assign this Agreement without
                   ----------
the prior written consent of the other party provided that SYSCO may utilize its Operating Companies to perform as indicated in this Agreement. Subject to this limitation, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of each of the parties.

          14.2     Entire Agreement- The parties expressly acknowledge that this
                   ----------------
Agreement contains the entire agreement of the parties with respect to the relationship specified in this Agreement and supersedes any prior arrangements or understandings between the parties with respect to such relationship.

          14.3     Amendments  - This Agreement may only be amended by a written
                   ----------
document  signed  by  each  of  the  parties.

          14.4     Notices - Any written notice called for in this Agreement may
                   -------
be given by personal delivery, certified mail, overnight delivery service or confirmed facsimile transmission. Notices given by personal delivery will be effective on delivery; by overnight service on the next business day; by first class mail five business days after mailing; and by facsimile when an answer back confirming receipt by the recipient's facsimile machine is received. The address of each party is set forth below.

     14.5     Donations  -  Due to the extreme competitiveness of this contract,
              ---------
SYSCO will be unable to offer donations in either free goods, cash, or use of SYSCO owned equipment.

                                      -13--

Executed  as  of  the  date  set  forth  at  the  beginning  of  this Agreement.


SYSCO  CORPORATION

Debbie  Martin

By: /s/ Debbie MaRTIN

20701  E.  Currier  Road     Date:     2/16/01
Walnut,  California  91789
Attention:     Regional  Vice  President,
               Multi-Unit  Sales
Telephone:     (909)  598-7883
Facsimile:     (909)  594-0565

Copy  to:
---------

SYSCO  Corporation
1390  Enclave  Parkway
Houston,  Texas  77077-2099
Attention:  Operations  Review
Telephone:  (281)  584-1390
Facsimile:  (281)  584-1744


CREATIVE  HOST  SERVICES, INC.

Mr.  Sayad  Ali

By: /S/ Sayed Ali

6335  Ferris  Square  #G
San  Diego,  California  92121   Date: 02/16/01
Attention:  President
Telephone:  (858)  587-7300
Facsimile:(858)  587-7309